UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

MERGE HEALTHCARE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, 24th Floor

Chicago, Illinois 60601-6436

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (312) 565-6868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On June 7, 2011, Merge Healthcare Incorporated (the “Company”) filed an Amended and Restated Certificate of Designation with respect to its Series A Preferred Stock, which would permit the Company to (a) redeem in the future such Preferred Stock without the payment of otherwise-required redemption premiums and (b) issue certain additional debt securities (described in Item 8.01 below). Holders of the requisite percentages of the outstanding Series A Preferred Stock consented to the Amended and Restated Certificate of Designation.

Item 8.01 Other Events.

On June 7, 2011, the Company issued a press release announcing that it commenced a consent solicitation (the “Solicitation”), with respect to proposed amendments to the indenture (the “Indenture”) governing the Company’s outstanding $200 million in aggregate principal amount of 11.75% Senior Notes due 2015 (CUSIP Numbers 589499AB8 and 589499AA0 and ISIN Number USU58948AA53) (the “Notes”).

The proposed amendments would enable the Company to undertake an offering of an additional amount of notes under the Indenture in an aggregate principal amount not to exceed $52.0 million (the “Additional Note Offering”) and to use the proceeds of the Additional Note Offering to repurchase all of the Company’s outstanding Series A Preferred Stock and to pay related fees and expenses. Merrick RIS, LLC, a controlled affiliate of Michael Ferro, who in the aggregate directly or indirectly owns approximately 37% of the Company’s common stock on a fully-diluted basis, has indicated an interest in acquiring notes in the Additional Note Offering on the same terms as the other investors.

The record date to determine holders of the Notes entitled to consent is June 3, 2011. The Solicitation will expire at 5:00 p.m., New York City time, on June 14, 2011, unless extended (the “Expiration Date”). As part of the Solicitation, the Company will make a cash payment (the “Consent Payment”) of $10.00 per $1,000 in principal amount of Notes to each holder who has validly delivered a duly executed consent (the “Consent”) on or prior to the Expiration Date in accordance with the procedures described in the Consent Solicitation Statement (the “Solicitation Statement”). There are no revocation rights applicable to the Consent and, once delivered, Consents may not be revoked. The Company’s obligation to make the Consent Payment is contingent, among other things, upon the conditions described in the Solicitation Statement, including receipt of the Requisite Consents (as defined in the Solicitation Statement) on or prior to the Expiration Date and the consummation of the Additional Note Offering. The Consent Payment will be paid promptly following the satisfaction of the conditions outlined in the Solicitation Statement, including the consummation of the Additional Note Offering.

A copy of the press release related to the Solicitation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Cautionary Notice Regarding Forward Looking Statements

The matters discussed herein may include forward-looking statements, which could involve a number of risks and uncertainties. When used herein, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. These statements are based on information currently available to Merge Healthcare and are subject to a number of risks and uncertainties. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements. Such statements may also include, but are not limited to, statements about whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering and other such statements that are not historical facts, and which are or may be based on Merge Healthcare’s plans, estimates and projections. Such forward-looking statements involve risks and uncertainties, many of which are beyond the control of Merge Healthcare, which could cause Merge Healthcare’s actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, the anticipated benefits of the proposed acquisition of OIS, unanticipated expenses in connection with litigation, settlement of legal disputes, regulatory investigations or enforcement actions, Merge Healthcare’s indebtedness and ability to pay its indebtedness, tax law changes, failure to obtain or delay in obtaining necessary regulatory approvals, required financing, note holder consents or to satisfy any of the other conditions of the transaction, and general economic and business conditions that affect Merge Healthcare. These risks, uncertainties and other factors include, without limitation, those matters discussed in Item 1A of Part I of Merge Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Except as expressly required by the Federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits.
99.1	Amended and Restated Certificate of Designation, filed June 7, 2011.
99.2	Press Release, dated June 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Ann G. Mayberry-French

Name:	Ann G. Mayberry-French

Title:	General Counsel and Corporate Secretary

Date: June 8, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.
99.1	Amended and Restated Certificate of Designation, filed June 7, 2011.
99.2	Press Release, dated June 7, 2011.